Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED


August 7, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   FUSA Capital Corporation

Dear Sirs:

We were previously the principal auditors for FUSA Capital Corporation and we reported on the financial statements of FUSA Capital Corporation for the period from inception, April 28, 2006 to June 4, 2009. We have read FUSA Capital Corporation's statements under Item 4 of its Form 8-K, dated August 7, 2009, and we agree with such statements.

For the most recent fiscal period through to August 7, 2009, there have been no disagreements between FUSA Capital Corporation and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
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    Moore & Associates, Chartered
    Las Vegas, Nevada



             6490 West Desert Inn Road, Las Vegas, NV 89146
                    (702) 253-7499 Fax (702) 253-7501